UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – November 9, 2016

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 9, 2016, SIFCO Industries, Inc. (“SIFCO” or the “Company”) entered into an Amended and Restated Credit and Security Agreement (the “Credit Agreement”) with KeyBank National Association, as Lead Arranger, Sole Book Runner, Administrative Agent, Swing Line Lender and Issuing Lender (“KeyBank”), and the lenders from time to time party thereto.

The Credit Agreement matures on June 25, 2020 and consists of senior secured loans in an aggregate principal amount of up to $39,871,000 (the “Credit Facility”). The Credit Facility is composed of (i) a senior secured revolving credit facility of a maximum of $35,000,000 (the “Revolving Credit Facility”), including swing line loans made available by KeyBank as the swing line lender and letters of credit and (ii) a senior secured term loan facility of up to $4,871,000 (the “Term Loan Facility”). Amounts borrowed under the Credit Facility will be used to repay amounts outstanding under the Company’s prior credit facility with KeyBank, for working capital, for general corporate purposes and to pay fees and expenses associated with this transaction.

Amounts borrowed under the Credit Facility are secured by substantially all the assets of the Company and its U.S. subsidiaries and a pledge of 65% of the stock of its first-tier non-U.S. subsidiaries. Borrowings will bear interest at the LIBOR rate or prime rate, depending on the type of loan requested by the Company, in each case plus the applicable margin as set forth in the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants customary for a transaction of this type which, among other things, require the Company to maintain a minimum consolidated adjusted EBITDA and maintain a minimum fixed charge coverage ratio. The Credit Agreement also contains covenants which, among other things, limit the Company's ability to: incur unfunded capital expenditures; incur additional debt; make certain investments; create or permit certain liens; merge, consolidate or sell assets outside of the ordinary course of business; and engage in other activities customarily restricted in such agreements, in each case subject to exceptions permitted by the Credit Agreement. The Credit Agreement also contains customary representations and warranties and default provisions (with customary grace periods, as applicable) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Facility may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, such commitments will automatically terminate and all amounts outstanding under the Credit Facility will automatically become immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1     Amended and Restated Credit and Security Agreement, dated as of November 9, 2016, by and among SIFCO Industries, Inc., the Lenders named therein and KeyBank National Association, as Lead Arranger, Sole Book Runner, Administrative Agent, Swing Line Lender and Issuing Lender

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: November 15, 2016
/s/ Salvatore Incanno
Salvatore Incanno
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)